Exhibit 10.23

AMENDMENT NO. 4 TO AMENDED AND RESTATED LOAN AND SECURITY

AGREEMENT

THIS AMENDMENT NUMBER 4 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment No.4”), dated as of May 31, 2023 is entered into by and among CREDOVA SPV I, LLC, a Delaware limited liability company (the “Borrower”) and PFM CREDIT RECOVERY FUND I, LLC, a Delaware limited liability company and OHPC LP, a Delaware limited partnership (together, the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Loan Agreement (as defined below). The Borrower and Lender (sometimes singularly referred to as a “Party” and collectively referred to as “Parties”) agree as follows:

RECITALS

WHEREAS, the Borrower and Lender are parties to that certain Amended and Restated Loan and Security Agreement, dated as of November 11, 2021 and amended by Amendment No.1 dated January 3, 2022, by Amendment No.2 dated April 18, 2022, and by Amendment No.3 dated July 22, 2022 (as amended, the “Loan Agreement”);

WHEREAS, upon the request of the Borrower, the Borrower and Lender have agreed, subject to the terms and conditions set forth herein, to amend the Loan Agreement as set forth below.

NOW THEREFORE, for good and valuable consideration, the Parties agree as follows:

1.	Amendment to Section 1.1. – Definitions

The definition of “Borrowing Base” is hereby deleted in its entirety and is replaced with the following:

“Borrowing Base” means, as of any date of determination, an amount equal to the lesser of (i) the difference between (a) the Unpaid Principal Balance of the Eligible Receivables and (b) $500,000, and (ii) an amount equal to the sum of (a) ninety-three percent (93%) of the aggregate Adjusted Unpaid Principal Balance of Eligible RISC Receivables (other than Prime RISC Receivables) that are less than thirty-one (31) days past due and that were pledged to the Facility on or after April 16, 2023, (b) one hundred percent (100%) of the aggregate Adjusted Unpaid Principal Balance of Eligible RISC Receivables (other than Prime RISC Receivables) that are less than thirty-one (31) days past due and that were pledged to the Facility before April 16, 2023, (c) ninety percent (90%) of the aggregate Adjusted Unpaid Principal Balance of Eligible Prime RISC Receivables that are less than thirty-one (31) days past due, (d) the lesser of (x) eighty-nine percent (89%) of the aggregate Adjusted Unpaid Principal Balance of Eligible CL Receivables that are less than thirty-one (31) days past due and (y) the difference between the Unpaid Principal Balance of the Eligible CL Receivables that are less than sixty-one (61) days past due and $500,000, (e) sixty percent (60%) of the aggregate Adjusted Unpaid Principal Balance of Eligible BNPL Receivables that are less than thirty-one (31) days past due, and (f) thirty-seven and one-half percent (37.50%) of the aggregate Adjusted Unpaid Principal Balance of Eligible Receivables that are more than thirty (30) days, but no more than sixty (60) days, past due. No Write-Off, Liquidated Receivable or Receivable that is more than sixty (60) days past due shall be included as an “Eligible Receivable” for purposes of calculating the Borrowing Base. The resulting amount calculated in item (b) above shall be further gradually reduced by application of 10% of amounts that would have otherwise been released to the Borrower under item eighth of section 4.3. of the Loan Agreement. This reallocation will continue until the effective advance rate for the Receivables that fall into the (b) category above matches the percentage under item (a) above.

The definition of “Maximum Credit” is hereby deleted in its entirety and is replaced with the following:

“Maximum Credit” means $10,000,000.

2.	Amendment to Section 2.3. Interest.

The Minimum Interest Payment schedule referenced in part (a) of Section 2.3. is hereby amended as follows:

On the Remittance Date in July 2023 and for each third (3rd) Remittance Date thereafter, $375,000.

3.	Amendment to Exhibit B - Receivables Representations and Warranties.

Item (E) in the Portfolio Concentration Limits subsection is hereby deleted in its entirety and is replaced with the following:

(E) more than sixteen percent (16%) of the aggregate Unpaid Principal Balances of the Eligible Receivables to be sourced from a single retail seller during any one month.

4.	Representations and Warranties. The Borrower represents and warrants to the Lender that all of the Representations and Warranties in Article V of the Loan Agreement, as amended are true and correct in all material respects as of the date hereof.

5.	Conditions to Effectiveness. This amendment shall become effective upon execution and delivery of (i) this Amendment and (ii) the Replacement Limited Guaranty by each of the Parties.

6.	Survival of Other Provisions. Unless specifically amended herein, all of the other covenants, agreements, representations, warranties, promises or other terms and conditions of the Loan Agreement shall remain in full force and effect without any change whatsoever.

7.	Entire Agreement. This Amendment No.4 constitutes the full and entire understanding and agreement of the Parties with respect to the subject matter hereof, and there are no further or other agreements or undertakings, written or oral, in effect between the Parties relating to the subject matter hereof unless expressly referred to in this Amendment No.4.

8.	Counterparts. This Amendment No.4 may be executed in any number of counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

9.	Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.4 to be duly executed by their respective authorized officers as of the day and year first above written.

LENDER:

PFM CREDIT RECOVERY FUND I, LLC

By:	/s/ Peter Faigl
Name:	Peter Faigl
Title:	CIO, SR Alternative Credit, LLC, General Partner

OHPC LP

By:	/s/ Peter Faigl
Name:	Peter Faigl
Title:	CIO, SR Alternative Credit, LLC, General Partner

BORROWER:

CREDOV

By:	/s/ Dusty Wunderlich
Name:	Dusty Wunderlich
Title:	CEO

Signature page to Amendment No. 4

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